EXHIBIT 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is made effective as of March 31, 2017 (the “Amendment Date”) and made, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and MABVAX THERAPEUTICS HOLDINGS, INC., a Delaware corporation with offices located at 11535 Sorrento Valley Road, Suite 400, San Diego, CA 92121 (“Holdings”), MABVAX THERAPEUTICS, INC., a Delaware corporation with offices located at 11535 Sorrento Valley Road, Suite 400, San Diego, CA 92121 (“MabVax” and together with Holdings, individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of January 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.
Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.
Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

b.
Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date.  Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty-six (36) months; provided, however, that the payment of principal that otherwise would have been due on the Amortization Date will be due and payable on May 1, 2017 along with any other payment of principal due on May 1, 2017.  The Final Payment and all unpaid principal and accrued and unpaid interest with respect to each Term Loan are due and payable in full on the Maturity Date.  Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

3.
Limitation of Amendment.

a.
The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.
To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.
Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

6.
This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited from any of Borrower’s accounts and (c) in addition to the payment of Lender’s Expenses payable under clause (b) hereof, a payment of a fully earned and non-refundable amendment fee equal to $15,000.00 to Collateral Agent.

7.
This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

8.
This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

MABVAX THERAPEUTICS HOLDINGS, INC.

By: /s/ J. David Hansen /s/ Gregory P. Hanson
Name: J. David Hansen Gregory P. Hanson
Title: President and CEO Chief Financial Officer

BORROWER:

MABVAX THERAPEUTICS, INC.

By /s/ J. David Hansen /s/ Gregory P. Hanson

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Mark Davis
Name: Mark Davis
Title: Vice President – Finance, Secretary & Treasurer